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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 AeroGen, Inc. of our report dated February 9, 2001 relating to the consolidated financial statements of AeroGen, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
March 28, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS